SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                DECEMBER 19, 2001
                Date of report (Date of earliest event reported)



                                   AT&T CORP.
               (Exact Name of Registrant as Specified in Charter)



         NEW YORK                  1-1105                13-4924710
     (State or Other          (Commission File          (IRS Employer
       Jurisdiction                Number)           Identification No.)
    of Incorporation)


            32 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10013-2412 (Address of Principal Executive Offices, including Zip Code)


                                 (212) 387-5400
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.   OTHER EVENTS.


      On December 19, 2001, AT&T Corp. ("AT&T") and Comcast Corporation ("Comcast") announced that AT&T, AT&T Broadband Corp., Comcast, AT&T Broadband Acquisition Corp., Comcast Acquisition Corp. and AT&T Comcast Corporation entered into a definitive agreement and plan of merger (the "Merger Agreement"), dated as of December 19, 2001. Also, AT&T and AT&T Broadband Corp. entered into a Separation and Distribution Agreement (the "Separation and Distribution Agreement"), dated as of December 19, 2001. A copy of the Merger Agreement, the Separation and Distribution Agreement and the joint press release issued by AT&T and Comcast on December 19, 2001, are attached hereto as Exhibits 2.1, 2.2 and 99.1, respectively, and are each incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


      (c)   Exhibits.

       2.1 Agreement and Plan of Merger, dated as of December 19, 2001, by and among AT&T Corp., AT&T Broadband Corp., Comcast Corporation, AT&T Broadband Acquisition Corp., Comcast Acquisition Corp. and AT&T Comcast Corporation.

       2.2 Separation and Distribution Agreement, dated as of December 19, 2001, by and between AT&T Corp. and AT&T Broadband Corp.

      99.1      Joint Press Release, dated December 19, 2001.





                                       -2-


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 19, 2001

                                      AT&T CORP.



                                      By:  /s/ Robert S. Feit
                                          -------------------------------------
                                          Name:    Robert S. Feit
                                          Title:   Chief Counsel - Corporate
                                                   and Financial Matters

                                  EXHIBIT INDEX


       2.1 Agreement and Plan of Merger, dated as of December 19, 2001, by and among AT&T Corp., AT&T Broadband Corp., Comcast Corporation, AT&T Broadband Acquisition Corp., Comcast Acquisition Corp. and AT&T Comcast Corporation.

       2.2 Separation and Distribution Agreement, dated as of December 19, 2001, by and between AT&T Corp. and AT&T Broadband Corp.

      99.1      Joint Press Release, dated December 19, 2001.